SUPPLEMENTAL ACQUISITION AGREEMENT

This Supplementary Agreement is in reference to the original business acquisition agreement (“Agreement”) signed by the following three parties on June 8, 2009; and is entered into by and between the following three Parties as of January 22, 2010, in Shenzhen:

(1)	Shenzhen Newway Digital S&T Co., LTD, (“Newway” or “Seller”)

(2)	Shenzhen Xinguochuang Information Technology Co. LTD. (“XGC IT” or “Buyer”)
And

(3)	Jingwei International Limited (“JINGWEI”)

WHEREAS:
(1)
JINGWEI is a company registered under the laws of Nevada with proprietary intellectual property rights. It is listed on OTCBB and operates its telecom-related businesses in mainland China. Shenzhen XGC IT, a 100%-owned subsidiary of JINGWEI, is registered under the laws of China.

(2)	Newway is a company registered in Shenzhen under the laws of China

(3)
 Newway has sold and XGC IT has acquired the intangible assets including value added services and channels relationship. The value added services herein represent WAP (Wireless Application Protocol) , IVR( Interactive Voice Response), Game download, Color ring and SMS (Short Messaging Service).  (“VAS”)

(4)	The Parties deem it necessary to further clarify the business terms in the Agreement in line with the spirit and intent of the mutually agreed acquisition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Supplemental Agreement, the parties agree as follows:

1.0	EFFECTIVE DATE

The parties consent the supplementary terms as set forth herein and that the effective date of the Agreement and the Supplementary Agreement is from July 1, 2009 to June 30, 2011.

2.0 SUPPLEMENTARY TERMS TO “ACQUISITION”

The Seller will sell and the Buyer will acquire the intangible assets from Newway. The assets herein include the following:

2.1	Seller’s relationship with channels and customers for VAS.
2.1.1
The Seller agrees to provide its sales resources to support the Buyer to sell the Buyer’s products and services through the channels to the customers for two years from the start date of this Agreement

2.1.2	Apart from VAS, the Seller retains the right to sell its other products and services to the same channels and customers

2.2	Seller’s VAS product know-how and technological achievements
2.2.1 The Seller grants the right to the Buyer to use the acquired technology intangibles to enhance the Buyer’s products and services being sold by the Buyer
2.3	Seller shall enter into a VAS non-compete agreement with the Buyer
2.3.1 The Seller agrees to support the Buyer exclusively for selling VAS in designated territories including but not limited to Henan and Guangxi provinces. (“Designated Territories) Other provinces and overseas market can be included as business develops in the future.

3.0 SUPPLENTANTARY TERMS TO NON-COMPETE AGREEMENT

3.1 The parties agree to build a strategic partnership and the Seller agrees to support the Buyer including but not limited to providing sales resources in two fiscal years with no charges to support the Buyer based on the premise that the Seller shall commit to the Buyer the revenue and profitability targets can be achieved in the Agreement for two years.

The Strategic Partnership is based on the acquired assets and entails technology intangibles in addition to sales and marketing collaboration and support as well as commitment to non-compete for VAS, as stipulated in section 2.0

3.2 The Seller shall conduct its VAS business exclusively with the “Buyer” in Designated Territories.

3.2.1 The Seller shall not engage in any activities that will compete with the Buyer directly or indirectly through supporting other partners to compete with the Buyer in the agreed Designated Territories

3.3 The Seller shall not have any outstanding or planned agreements with any third parties that are in violation of the terms as set forth herein. Should there be any litigation or disputes arising from any third party related to the Agreement, such shall be the sole responsibilities of the Seller and shall have nothing to do with the Buyer.

4.0 SUPPLEMENTARY TERMS TO INTANGIBLE ASSETS, RIGHT, LIABILITIES AND STAFF SETTLEMENT

4.1 The Seller shall grant to the Buyer the rights to access and use all the current (during the term of the Agreement) VAS product R&D and technological achievements that belong to the Seller for present and future use.  This entitlement shall have no termination date and shall remain effective upon the expiration of the other business terms of this agreement on June 30, 2011. The Seller further confirms the granting of such access rights to the Buyer shall not be disagreed or challenged by any third party.

4.2 The Seller confirms all the liabilities associated with the assets in this transaction before signing of this Agreement (including but not limited to liabilities related to products, customers, relevant business matters, unpaid wages to employees,, social general insurance and tax liabilities, etc) are not part of this Agreement; and any such liabilities shall be assumed completely by the Seller with no exceptions.

4.3 The employees associated with the VAS previously serving in the Seller’s organization shall be settled by the Seller and the Buyer shall have no responsibilities nor liabilities over their settlement in line with the terms of this Agreement.. Any arbitration or disputes arising there-from shall be handled by the seller and, in no event shall the Buyer be liable of any consequences arising from these matters.

4.4 The Seller agrees and acknowledges that the VAS and the sales channels specified herein have no warrant, mortgage and pledge against them and that the Buyer’s interest shall not be affected in this Agreement and at any time in the future.

5.0 SUPPLEMENTARY TERMS TO PAYMENT TERMS

Net Income: refers to net income before depreciation of acquired assets in this Agreement:

6.0 LEGAL RELATIONSHIP

These supplementary terms as set forth herein are effective; those contents not amended in the original agreement shall remain in effect and will not affect the performance of each party’s rights and obligations.

7.0 CONFIDENTIALITY

Before or during the course of the Agreement, either party (“disclosure party”) may have access to proprietary information of the other party (“receiver”), including, without limitations, oral and written information about business, marketing, technology and others from time to time, this information shall all be deemed to be confidential (“information”).

7.1 During the course of or in the two (2) years at the termination of this Agreement, the receiver shall:
7.1.1 Maintain the confidentiality of all the information;
7.1.2 Use the information only for the contemplated purposes, and shall not use it for any other purposes;
7.1.3 Agree not to disclose the information in whole or in part in any manner or to any person or entity under any circumstances whatsoever,

7.2 At the expiration or termination of this Agreement and at the request of the disclosure party, the receiver shall:
7.2.1 Return (or destroy as required) all the confidential documents (including copies) and
7.2.2 Confirm the return of the above information with written documents within 10 days.

8.0 DISCLOSURE LIMITATION
In consideration that the Buyer is a US listed company, the Seller acknowledges and agrees that these amendments could be disclosed publicly upon signing of this Supplemental Agreement.

9.0 GOVERNING LAW AND ARBITRATION

This Supplementary Agreement shall be governed by, interpreted, and enforced in accordance with the substantive laws of the People’s Republic of China. The parties shall use their best efforts to resolve amicably any dispute or difference arising from or in connection with this Agreement. If the parties are unable to settle the dispute or difference within 30 days, any party may submit the dispute to Shenzhen Arbitration Commission for arbitration in accordance with its rules and procedures.

10.0 OTHERS

This Supplementary Agreement shall become effective on the date when signed by the three Parties. No amendment, modifications or rescission of this Supplementary Agreement shall be effective unless set forth in writing signed by a duly authorized representative of each Party. This Supplementary Agreement is not assignable or transferable in whole or in part by either party without the prior written consent of the other party.
IN WITNESS WHEREOF, the parties, by their duly authorized signatories, have executed this Supplementary Agreement.

Jingwei International Limited

/s/ Rick Luk
Authorized Signature

CEO	January 22, 2010
Title	Date

Shenzhen Xinguochuang Information Technology Co. LTD

/s/ FIONA
Authorized Signature

Manager	January 22, 2010
Title	Date

Shenzhen Newway Digital S&T Co.,LTD

/s/ Lin Changxing
Authorized Signature

Representative	January 22, 2010
Title	Date